Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to the First Amended and Restated Employment Agreement dated December 22, 2017 (“Agreement”) is made and entered into on this May 14, 2025, by and between USA Waste-Management Resources, LLC, (“UWMR”) for itself and on behalf of Waste Management, Inc. (“WMI”) and its subsidiaries and affiliated entities (collectively, “Company”) and John J. Morris (“Executive”).  Executive and the Company are referred to individually herein as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties hereto desire to amend the Agreement to reflect Executive’s promotion to President of the Company;

WHEREAS, the Company desires to continue to employee Executive as President, and Executive desires to continue to be employed by the Company as President for the revised consideration set forth herein; and

WHEREAS, all provisions and terms and conditions of the Agreement not affected by this First Amendment remain in effect and fully enforceable by the Parties.

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein and, in the Agreement, the Company and Executive agree as follows:

The following provisions are amended in their entirety and replaced by the following:

“3.Duties and Responsibilities.

(a)	Executive is employed by UWMR, an entity that provides employee services to WMI and to various subsidiaries and affiliated entities pursuant to one or more master services agreements. Executive shall perform such duties and services as may be assigned to Executive pursuant to such master services agreement. Executive’s employment and the Agreement may be transferred or assigned to another subsidiary or affiliated entity of Company. Among other duties and responsibilities that may be assigned, Executive shall serve as WMI’s President. In such capacity, Executive shall perform such duties and have the power, authority and functions consistent with such position.

4.Compensation and Benefits.

(a)	Base Salary. During the Employment Period, the Company shall pay Executive a base salary at the annual rate of One Million Dollars ($1,000,000) per year, or such rate as may be determined from time to time by the Management Development and Compensation Committee (“Compensation Committee”) of the Board (“Base Salary”). Such Base Salary shall be paid in accordance with the Company’s standard payroll practice for its executive officers. Base Salary shall not be reduced except by mutual agreement.
(b)	Annual Bonus. During the Employment Period, Executive will be entitled to participate in an annual incentive compensation plan of the Company, as established by the Compensation Committee from time to time. Executive’s target annual bonus under this Agreement will be One Hundred Twenty Five Percent (125%) of the Base Salary in effect for such year (“Target Bonus”), and the actual annual bonus will be determined based upon the achievement of certain corporate financial and/or performance goals, as may be established and approved from time to time by the Compensation Committee. The annual bonus will be paid no later than March 15th of the year following the year with respect to which it was earned.
18.

Notices.  Any notice, consent, request, or other communication made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by registered or certified mail, return receipt requested, or by facsimile or by hand delivery, to those listed below at their following respective addresses or at such other address as each may specify by notice to the others:

To the Company:USA Waste-Management Resources, LLC

800 Capitol Street

Suite 3000

Houston, Texas 77002

Attention:  Chief Legal Officer

To Executive:At the address for Executive on file with the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, this First Amendment to the First Amended and Restated Employment Agreement is EXCECUTED as of the date first set forth above and effective as set forth therein.

EXECUTIVE:	WASTE-MANAGEMENT RESOURCES, LLC
/s/ John J. Morris	/s/ Courtney A. Tippy
John J. Morris	Courtney A. Tippy Vice President and Secretary